Exhibit 99.1

BOLT TECHNOLOGY CORPORATION ANNOUNCES FILING OF ITS ANNUAL
REPORT ON FORM 10-K AND AMENDMENT NO. 1 TO ITS ANNUAL REPORT ON FORM 10-K

NORWALK, CT, October 28, 2014 – Bolt Technology Corporation (NASDAQ Global Select Market: BOLT) filed its Annual Report on Form 10-K for the year ended June 30, 2014 (the “Annual Report on Form 10-K”) with the Securities and Exchange Commission (“SEC” or the “Commission”) on September 12, 2014, and filed Amendment No. 1 to its Annual Report on Form 10-K with the SEC on October 28, 2014.

The Company makes available, free of charge via its website, all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with, or furnished to, the SEC, including amendments to such reports. This information is available at www.bolt-technology.com/pages/investor.htm as soon as reasonably practicable after it is electronically filed with, or furnished to, the SEC. In addition, the SEC maintains a website that contains reports, proxy and information statements, and other information regarding companies that file electronically with the Commission. This information is available at www.sec.gov.

Alternatively, shareholders may receive hard copies of the Annual Report on Form 10-K, which includes the Company’s audited financial statements, and Amendment No. 1 to the Annual Report on Form 10-K, free of charge upon request. Written request should be sent to Office of the Secretary at Bolt Technology Corporation, Four Duke Place, Norwalk, Connecticut 06854.

About Bolt Technology Corporation

Bolt Technology Corporation is a leading worldwide developer and manufacturer of marine seismic data acquisition equipment used for offshore oil and natural gas exploration. Bolt, through its SeaBotix Inc. subsidiary, is also a developer and manufacturer of remotely operated robotic vehicles systems used for a variety of underwater tasks.

Contact:

Raymond M. Soto

Chairman and CEO

(203) 853-0700

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